UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/18/2006

MCG Capital Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-33377

Delaware	54-1889518
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209
(Address of principal executive offices, including zip code)

(703) 247-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

MCG Capital Corporation entered into employment agreements with Steven F. Tunney, our President and Chief Executive Officer, B. Hagen Saville, our Executive Vice President of Business Development and Robert J. Merrick, our Chief Investment Officer, on September 18, 2006 (the "Agreements"). We also entered into an amended and restated employment agreement with Michael R. McDonnell, our Chief Financial Officer and Chief Operating Officer on September 18, 2006. The Agreements of Messrs. Tunney, Saville and Merrick will continue in effect until February 28, 2010 and will automatically be extended for successive one-year periods unless either the Company or the executive gives notice of non-extension to the other no later than sixty days prior to the expiration of the then-applicable term. Mr. McDonnell's employment agreement will continue in effect until September 1, 2008. However, in the event that we experience a change in control during the last year of the agreement, Mr. McDonnell's employment agreement will not expire for a period of 12 months after the occurrence of the change in control, so long as Mr. McDonnell agrees to such extension or so long as the Company causes all of Mr. McDonnell's restricted stock that are still forfeitable to become non-forfeitable upon the change in control. The employment agreements will end earlier if the executive resigns, is disabled, dies or is terminated by us for any reason.
The employment agreements for Messrs. Tunney, Saville, McDonnell and Merrick provide for an annual base salary, as set forth below, as determined by our board or directors or our compensation committee in accordance with our policies. In addition, the executives have the opportunity to receive annual bonuses determined by our board of directors or our compensation committee. Mr. McDonnell's employment agreement provides that his annual bonus must be a minimum of $350,000 for the year ending December 31, 2006. The employment agreements also provide for the opportunity to participate in employee benefits available to other employees of the Company and the reimbursement of out-of-pocket expenses.

Name                    Base Salary               Bonus (as a range of Base Salary)           Restricted Stock Grant

Steven F. Tunney           $500,000        0% to 200% of Base Salary        225,000
B. Hagen Saville           $425,000        0% to 200% of Base Salary        200,000
Michael R. McDonnell    $400,000        30% to 100% of Base Salary        160,000
Robert J. Merrick           $225,000        0% to 200% of Base Salary        75,000

Messrs. Tunney, Saville, McDonnell and Merrick will be granted shares of restricted stock pursuant to our 2006 Employee Restricted Stock Plan. The Agreements of Messrs. Tunney, Saville and Merrick provide that a portion of the grant of shares of restricted stock will become non-forfeitable on a quarterly basis, subject to the executive's continued employment with the Company, beginning December 31, 2006 and ending on December 31, 2009 (the "Time-Based Shares") and a portion of the grant of shares of restricted stock will become non-forfeitable on an annual basis beginning on February 28, 2007 and ending on February 28, 2010, subject to the executive's continued employment with the company and the achievement of performance milestones to be determined by either our board or our compensation committee, after consultation with the executive ("Performance-Based Shares"). The executive will be entitled to receive any cash dividends that are paid on all shares of restricted stock while such shares are forfeitable but still held by the executive; however, the executive will no longer be entitled to receive dividends on the Performance-Based Shares if the performance-based forfeiture conditions are not met, unless the Performance-Based Shares become non-forfeitable by action of our board or our compensation committee. In addition to the grant of restricted stock set forth in the Agreements of Messrs. Tunney, Saville and Merrick, the executives will also have the opportunity to receive an annual grant of additional shares of our restricted stock subject to the approval and discretion of our board or our compensation committee.

Pursuant to Mr. McDonnell's employment agreement, 60,000 of the shares of restricted stock granted to Mr. McDonnell will become non-forfeitable on the date of grant. If we have not granted and issued such shares of restricted stock to Mr. McDonnell on or before December 15, 2006, then the employment agreement provides that we will pay to Mr. McDonnell an amount equal to $975,000 on December 15, 2006. The remaining shares of restricted stock due to Mr. McDonnell will be granted on or before October 15, 2006, and will become non-forfeitable in equal installments on September 1, 2007 and September 1, 2008, subject to Mr. McDonnell's continued employment with the Company. Mr. McDonnell will be entitled to receive any cash dividends that are paid on the shares of restricted stock while such shares are forfeitable but still held by Mr. McDonnell. In addition to the grant of restricted stock set forth in Mr. McDonnell employment agreement, he will also have the opportunity to receive an annual grant of additional shares of our restricted stock subject to the approval and discretion of our board or our compensation committee.

Pursuant to the Agreements, if any of Messrs. Tunney, Saville or Merrick is terminated by us for cause or by the executive other than for good reason, the executive would be entitled to receive all amounts accrued under his employment agreement but unpaid as of the termination date, including base salary, bonuses or incentive compensation for the previous fiscal year, vacation pay, and reimbursable expenses ("Accrued Compensation"). "Good reason" is defined as the occurrence of any of the following events or conditions: (i) a change in the executive's status, title or position with us or the assignment to the executive of any material duties or responsibilities that are substantially inconsistent with such status, title or position; (ii) a substantial change in the executive's responsibilities with us; (iii) any failure to pay the executive his base salary or a reduction in the executive's base salary from the base salary in effect in the prior year (unless such reduction is conducted in accordance with the employment agreements of Messrs. Tunney, Saville or Merrick); (iv) our requiring the executive to be based at any place outside a 50-mile radius from the office in which the executive is currently employed, except for reasonably required travel on business; (v) a material breach by us of the executive's employment agreement; (vi) a change in control; (vii) the executive not being re-elected as a member of our board of directors upon expiration of his term of service as a director, if applicable; and (viii) our giving notice to the executive of non-extension of his employment agreement.

If any of Messrs. Tunney, Saville or Merrick is terminated by us due to disability or death, then the executive would be entitled to receive his Accrued Compensation and an amount equal to the annual bonus the executive would have been entitled to receive for the fiscal year in which the executive's termination occurs, pro-rated and calculated at the target amount. That portion of the executive's Time-Based Shares that was scheduled to become non-forfeitable through January 1 of the calendar year following the calendar year in which the executive's termination date occurs would immediately become non-forfeitable upon the executive's termination. In addition, any other grants of restricted stock to the executive that become non-forfeitable solely based on executive's continued employment with us (the "Additional Time-Based Shares"), and that were scheduled to become non-forfeitable through January 1 of the calendar year following the calendar year in which the executive's termination date occurs, would immediately and fully become non-forfeitable upon the executive's termination.

If the employment of any of Messrs. Tunney, Saville or Merrick is terminated by us other than for cause, death or disability or by the executive for good reason, then the executive would be entitled to receive all Accrued Compensation, severance pay equal to two times his then-current base salary and two times his target annual bonus (as defined in his employment agreement), full and immediate lapsing of forfeiture restrictions on the executive's Time-Based Shares and Additional Time-Based Shares, and continued health coverage for the executive and any eligible dependents for a maximum of 24 months from his date of termination.

In the event that we experience a change of control, Messrs. Tunney, Saville and Merrick would be entitled to full and immediate lapsing of forfeiture provisions of all of the executive's restricted stock, including all Time-Based Shares and Performance-Based Shares, and all of the executive's Additional Time-Based Shares. In addition, if within 12 months after a change in control, Mr. Tunney or Mr. Saville is terminated by us other than for cause, death or disability or by the executive for good reason, then the executive will be entitled to receive an amount equal to his then-current base salary, which is in addition to any other severance that the executive is entitled to receive under his employment agreement.

If Mr. McDonnell's employment is terminated by us for cause or by Mr. McDonnell other than for good reason, then he would be entitled to receive all amounts accrued under his employment agreement but unpaid as of the termination date, including base salary, bonuses or incentive compensation for the previous fiscal year, vacation pay, reimbursable expenses, and any previous compensation that he previously deferred ("McDonnell Accrued Compensation"). In addition, Mr. McDonnell would forfeit any shares of restricted stock as to which the forfeiture restrictions have not lapsed. "Good reason" is defined as the occurrence of any of the following events or conditions: (i) a change in Mr. McDonnell's status, title or position with us that represents an adverse change, the assignment to Mr. McDonnell of any material duties or responsibilities that are inconsistent with such status, title or position, or any removal of Mr. McDonnell from or failure to reappoint him to any of such positions (or positions of substantially similar status, title or responsibility except if Mr. McDonnell's employment is terminated for cause, disability, or death, or if Mr. McDonnell resigns other than for good reason); (ii) a reduction in Mr. McDonnell's base salary (unless such reduction is conducted in accordance with Mr. McDonnell's employment agreement); (iii) our requiring Mr. McDonnell to be based at any place outside a 50-mile radius from our Arlington, VA office, except for reasonably required travel on business; (iv) our failure to continue in effect any material compensation or benefit plan or to provide Mr. McDonnell with compensation and benefits at least equal to those provided for under each employee benefit plan, program and practice (unless such failure to continue or failure to provide applies equally to similarly-situated executives of the Company) ; and (v) a material breach by us of Mr. McDonnell's employment agreement.

If Mr. McDonnell's employment terminates due to death or disability, then Mr. McDonnell would be entitled to receive the McDonnell Accrued Compensation and an amount equal to the annual bonus Mr. McDonnell would have been entitled to receive for the fiscal year in which his termination of employment occurs, pro-rated and calculated at target. In addition, in order to determine whether certain forfeiture restrictions lapse on Mr. McDonnell's shares of restricted stock, Mr. McDonnell would be deemed to remain an executive for a period of time after his termination of employment, provided that, at the end of such period, Mr. McDonnell would forfeit any shares of restricted stock as to which the forfeiture restrictions have not lapsed.

If Mr. McDonnell terminates his employment for good reason, or if we terminate his employment other than for cause, death or disability, all of Mr. McDonnell's shares of restricted stock would become non-forfeitable as of his termination date, and Mr. McDonnell would be entitled to receive, in 24 equal monthly installments, two times the sum of: (i) the highest annual base salary that he received in either the year of his termination of employment or in the three years prior to the year of his termination of employment; and (ii) his average annual bonus for the three years prior to the year of his termination of employment. In addition, Mr. McDonnell would be entitled to receive the McDonnell Accrued Compensation and an amount equal to the annual bonus Mr. McDonnell would have been entitled to receive for the fiscal year in which his termination of employment occurs, pro-rated and calculated using the greater of either the actual performance of the Company during fiscal year or the minimum performance targets of the Company previously approved by our board or our compensation committee. Mr. McDonnell would be entitled to receive benefits under any group health, disability, and life insurance plans for two years after termination. If Mr. McDonnell's employment agreement remains in effect after the change in control, and if Mr. McDonnell then terminates his employment for good reason or if we then terminate Mr. McDonnell's employment other than for cause, death, or disability, Mr. McDonnell may base his severance payments on (i) his base salary immediately prior to the change in control, if greater than his base salary in either the year of his termination of employment or in the three years prior to the year of his termination of employment, and (ii) the group health, disability, and life insurance benefits at the time of the change in control, if greater than the group health, disability, and life insurance benefits upon his termination of employment.

If Mr. McDonnell does not enter into a new or an amended employment agreement upon a change in control, the term of the employment agreement will end, all of Mr. McDonnell's shares of restricted stock will become non-forfeitable and Mr. McDonnell will be entitled to receive, in 24 equal monthly installments, two times the sum of: (i) the highest annual base salary that he received in either the year of his termination of employment or in the three years prior to the year of his termination of employment; and (ii) his average annual bonus for the three years prior to the year of his termination of employment. In addition, Mr. McDonnell would be entitled to receive the McDonnell Accrued Compensation and an amount equal to the annual bonus Mr. McDonnell would have been entitled to receive for the fiscal year in which his termination of employment occurs, pro-rated and calculated using the greater of either the actual performance of the Company during fiscal year or the minimum performance targets of the Company previously approved by our board or our compensation committee. Mr. McDonnell would be entitled to receive benefits under any group health, disability, and life insurance plans for two years after the ending of the term of his employment agreement. However, if the change in control occurs during the last year of the agreement, the employment agreement will not expire for a period of 12 months after the occurrence of the change in control, so long as Mr. McDonnell agrees to such extension or so long as the Company causes all of Mr. McDonnell's restricted stock that are still forfeitable to become non-forfeitable upon the change in control. In such case, Mr. McDonnell would not be entitled to any further payments or benefits under these provisions.

If Messrs. Tunney, Saville, McDonnell and Merrick receive payments in the event of a change in control and such payments become subject to excise tax under Section 4999 of the Internal Revenue Code, then the executive's employment agreement provides that the executive either will be entitled to receive a payment in an amount equal to the excise tax imposed upon the payments, excepting any excise tax imposed on such additional payment, or will permit us to reduce the payments that he receives to avoid the imposition of such excise tax, if certain conditions are satisfied.

The employment agreements for Messrs. Tunney, Saville and Merrick prohibit the executive, during his employment with us and for a period of two years after the executive's termination of employment by us other than for cause or disability or by the executive for good reason, and for a period of one year after the executive's termination of employment by us for cause, by the executive other than for good reason, or due to the executive's disability, from soliciting any of our employees, clients and certain prospective clients. The employment agreements also prohibit the executive, during his employment with us and for a period of two years after the executive's termination of employment by us other than for cause or disability, by the executive for good reason, and for a period of 90 days after the executive's termination of employment by us for cause, by the executive other than for good reason or due to the executive's disability, from engaging in any business or activity that competes with us. Pursuant to the employment agreements, the non-competition and non-solicitation periods may be extended by the Company, on a monthly basis, for up to two years following the date of the executive's termination of employment by paying the executive a monthly payment equal to two times the executive's base salary on the date of termination and two times the executive's target annual bonus as of the date of termination, divided by twenty-four.

The employment agreement of Mr. McDonnell prohibits the executive from soliciting any of our employees, clients and certain prospective clients for the period beginning on September 1, 2004 and ending two years after the date of Mr. McDonnell's termination of employment, provided that such prohibitions shall not be applicable if termination of employment is due to the expiration of the term of Mr. McDonnell's employment agreement. The employment agreement also prohibits Mr. McDonnell from engaging in any business or activity that competes with us for the period beginning on September 1, 2004 and ending two years after the date of Mr. McDonnell's termination of employment.

The employment agreements also require that the executive protect our confidential information both during and after his employment with us. The Agreements of Messrs. Tunney, Saville and Merrick also prohibit the executive from disparaging the Company both during and after his employment with us, and require the executive to provide assistance to us or our agents concerning any matter related to his employment during his employment with us and, upon our reasonable request, after his employment with us.

If the executive or his subsequent employer successfully challenges the enforceability of the non-compete and/or non-solicitation provisions of the employment agreement, then the severance amount and the severance period, including the severance benefit period will be reduced proportionately to the time period that such non-compete and non-solicitation restrictions actually remain in effect. If Messrs. Tunney, Saville or Merrick fails to comply with any of the covenants in the employment agreements, then we reserve the right to cease payment of certain severance benefits.

The employment agreements will incorporate the terms and conditions required by Section 409A of the Internal Revenue Code and Department of Treasury regulations as reasonably determined by us and the executive to the extent that we reasonably determine that any compensation or benefits under the executive's employment agreement is subject to Section 409A.

Item 9.01.    Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit No.   Description
10.1   Employment Agreement by and between MCG Capital Corporation and Steven F. Tunney, dated as of September 18, 2006.

10.2   Employment Agreement by and between MCG Capital Corporation and B. Hagen Saville, dated as of September 18, 2006.

10.3   Employment Agreement by and between MCG Capital Corporation and Robert J. Merrick, dated as of September 18, 2006.

10.4   Amended and Restated Employment Agreement by and between MCG Capital Corporation and Michael R. McDonnell, dated as of September 18, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG Capital Corporation

Date: September 19, 2006	By:	/s/ Michael R. McDonnell
Michael R. McDonnell
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Employment Agreement by and between MCG Capital Corporation and Steven F. Tunney, dated as of September 18, 2006
EX-10.2	Employment Agreement by and between MCG Capital Corporation and B. Hagen Saville, dated as of September 18, 2006
EX-10.3	Employment Agreement by and between MCG Capital Corporation and Robert J. Merrick, dated as of September 18, 2006
EX-10.4	Amended and Restated Employment Agreement by and between MCG Capital Corporation and Michael R. McDonnell, dated as of September 18, 2006